UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 11, 2021
Coeur Mining, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
104 S. Michigan
Suite 900
Chicago, Illinois 60603
(Address of Principal Executive Offices)
(312) 489-5800
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	CDE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.    Unregistered Sales of Equity Securities.
As previously announced, on May 10, 2021 Coeur Mining, Inc. (“Coeur”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Orion Co-VI Ltd. (the “Seller”), pursuant to which, and subject to certain closing conditions, the Seller agreed to sell to Coeur 11,067,714 common shares (the “Acquired Shares”) of Victoria Gold Corp., a British Columbia company. In exchange, Coeur agreed to issue 12,785,485 shares of its common stock to the Seller (the “Coeur Shares”). On May 14, 2021, Coeur completed the acquisition of the Acquired Shares and issued the Coeur Shares to the Seller. The Coeur Shares were issued in reliance upon the exemption provided by to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Coeur held its 2021 Annual Stockholders’ Meeting on May 11, 2021 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Coeur Mining, Inc. 2018 Long-Term Incentive Plan (the “2018 LTIP”). The Amendment increased the number of shares available for issuance under the 2018 LTIP such that 18,711,208 shares are available for issuance pursuant to awards granted under the 2018 LTIP on or after January 1, 2021. In all other respects, the terms of the 2018 LTIP remain unchanged from those in effect prior to the Amendment. The Amendment was adopted on March 8, 2021 and become effective upon approval by stockholders at the Annual Meeting.
The foregoing description of the terms of the 2018 LTIP as amended by the Amendment is qualified in its entirety by reference to the actual terms of the 2018 LTIP as amended by the Amendment, which is included as Exhibit 99.1 and incorporated herein by reference.

Item 5.07.     Submission of Matters to a Vote of Security Holders
Coeur’s stockholders voted on the following four proposals at the Annual Meeting. The number of votes cast for and against each proposal and the number of abstentions and broker non-votes are set forth below.

Proposal 1. Election of Directors
The stockholders elected the following nine individuals to Coeur’s Board of Directors for one-year terms expiring at the 2022 Annual Meeting of Stockholders. The voting results were as follows:

	For	Against	Abstain	Approval Percentage (1)
Robert E. Mellor	138,385,437	9,760,942	209,717	93.41%
Linda L. Adamany	145,736,779	2,441,411	177,906	98.35%
Sebastian Edwards	144,745,590	3,395,161	215,345	97.71%
Randolph E. Gress	146,859,840	1,285,238	211,018	99.13%
Mitchell J. Krebs	146,762,945	1,382,826	210,325	99.07%
Eduardo Luna	134,195,311	13,940,358	220,427	90.59%
Jessica L. McDonald	147,335,048	849,833	171,215	99.43%
John H. Robinson	139,891,838	8,257,603	206,655	94.43%
J. Kenneth Thompson	129,062,505	19,079,044	214,547	87.12%

Broker Non-Votes:		26,002,173

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm.
The stockholders ratified the appointment of Grant Thornton LLP as Coeur’s independent registered public accounting firm for the 2021 fiscal year. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes	Approval Percentage (1)
172,268,820	1,825,478	263,971	0	98.95%
Proposal 3. Approval of an Amendment to the Coeur Mining, Inc. 2018 Long-Term Incentive Plan.

The stockholders approved the amendment to the Plan to increase the number of shares of common stock reserved for issuance under the Plan by 16.7 million. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes	Approval Percentage (1)
143,467,008	4,632,219	256,869	26,002,173	96.87%
Proposal 4. Approval of advisory resolution on executive compensation.
The stockholders approved an advisory resolution on executive compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes	Approval Percentage (1)
141,213,905	6,656,849	485,342	26,002,173	95.50%
_____________________________________________________

(1) Percentage of votes cast for the nominee or proposal.
Item 9.01.    Financial Statements and Exhibits.
(d)    List of Exhibits

Exhibit No.	Description
99.1	Amended and Restated Coeur Mining, Inc. 2018 Long-Term Incentive Plan, effective as of May 11, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Exhibit Index

Exhibit No.	Description
99.1	Amended and Restated Coeur Mining, Inc. 2018 Long-Term Incentive Plan, effective as of May 11, 2021.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.
Date: May 14, 2021	By: /s/ Casey M. Nault
Name: Casey M. Nault Title: Senior Vice President, General Counsel and Secretary